EXHIBIT 99.1

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

Fourth Quarter Net Income from Continuing Operations Increased 63% to $25.8 million or $0.61 per Diluted Share

Fiscal Year Net Income from Continuing Operations Increased 63% to $85.9 million or $2.03 per Diluted Share

LOUISVILLE, Ky. (February 28, 2005) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2004. Share and per share data for all periods presented have been adjusted retroactively to reflect the 2-for-1 stock split that took effect in May 2004.

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2004 increased 11% to $903 million from $817 million for the same period in 2003. Net income from continuing operations for the fourth quarter of 2004 rose 63% to $25.8 million or $0.61 per diluted share compared to $15.9 million or $0.39 per diluted share in the fourth quarter of 2003.

Operating results for the fourth quarter of 2004 included a favorable pretax adjustment of approximately $6 million for professional liability costs and a pretax charge of $3.3 million related to the write-off of a clinical information system project that was cancelled in the fourth quarter. The aggregate effect of these items increased fourth quarter 2004 net income from continuing operations by approximately $1.6 million or $0.04 per diluted share.

Operating results for the fourth quarter of 2003 included a favorable pretax adjustment of approximately $3.6 million for professional liability costs, a $3 million pretax charge related to special incentive compensation awards and a $1 million pretax credit to adjust accrued reorganization costs. The aggregate effect of these items increased fourth quarter 2003 net income from continuing operations by approximately $1 million or $0.02 per diluted share.

Discontinued Operations

During 2003 and 2004, the Company completed several transactions related to the divestiture of unprofitable hospitals, nursing centers and other healthcare businesses. For accounting purposes, the operating results of these businesses and losses associated with these transactions have been classified as discontinued operations in the condensed consolidated statement of operations for all historical periods.

As previously disclosed, the Company acquired for resale two unprofitable hospitals from Ventas, Inc. (“Ventas”) (NYSE:VTR) in December 2004. The Company intends to dispose of these properties as soon as practicable. During the fourth quarter of 2003, the Company acquired for resale ten unprofitable facilities from Ventas. In addition, during the fourth quarter of 2003, the Company allowed two nursing center operating leases to expire, disposed of an ancillary services business in its hospital division, cancelled two hospital pulmonary management agreements, and terminated two pharmacy infusion therapy partnerships.

In the fourth quarter of 2004, the Company reported net income from discontinued operations totaling $0.8 million or $0.02 per diluted share compared to a net loss of $3.8 million or $0.09 per diluted share in the fourth quarter of 2003. Operating results for the discontinued operations in the fourth quarter of 2004 included the effect of a favorable pretax adjustment of approximately $7 million ($4.3 million net of income taxes or $0.10 per diluted share) resulting from a change in estimate for professional liability reserves related primarily to the Company’s former nursing centers in Florida and Texas that were substantially divested in 2003.

Net losses related to the divestiture of discontinued operations aggregated $7.2 million or $0.17 per diluted share in the fourth quarter of 2004 compared to net losses of $42.6 million or $1.05 per diluted share in the same period a year ago.

At December 31, 2004, the Company held for sale three hospitals and three nursing centers. Assets not sold at December 31, 2004 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the Company’s condensed consolidated balance sheet. The Company expects sales proceeds from these divestitures to approximate $21 million in 2005.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2004 increased 9% to $3.5 billion from $3.2 billion in 2003. Net income from continuing operations rose 63% to $85.9 million or $2.03 per diluted share in 2004 compared to $52.6 million or $1.50 per diluted share in 2003.

Operating results for 2004 included pretax income of approximately $7.7 million related to the resolution of certain prior year hospital Medicare cost reports and income of $3 million related to prior year retroactive Medicaid reimbursements in the Company’s nursing center business. These results also included pretax charges of approximately $3.4 million related to a terminated pension plan, a $1.2 million loss associated with a debt refinancing, the previously discussed $3.3 million write-off of a clinical information systems project and certain other items. The aggregate effect of these items increased fiscal 2004 net income from continuing operations by approximately $2.3 million or $0.06 per diluted share.

Operating results for 2003 included pretax income of $13.8 million related to the resolution of certain prior year hospital Medicare cost reports and other hospital reimbursement issues, a $2.4 million gain realized in connection with the prepayment of long-term debt, and the previously discussed $3 million charge for special incentive compensation awards and $1 million credit to adjust accrued reorganization costs. The aggregate effect of these items increased fiscal 2003 net income from continuing operations by approximately $8.7 million or $0.25 per diluted share.

Discontinued Operations

In 2004, the Company reported net income from discontinued operations totaling $0.5 million or $0.01 per diluted share compared to a net loss of $48.5 million or $1.38 per diluted share in 2003. Operating results for discontinued operations in 2004 included the effect of a favorable pretax adjustment of approximately $18 million ($11.1 million net of income taxes or $0.26 per diluted share) resulting from a change in estimate for professional liability reserves related primarily to the Company’s former nursing centers in Florida and Texas that were substantially divested in 2003.

Net losses related to the divestiture of discontinued operations aggregated $15.8 million or $0.37 per diluted share in 2004 compared to net losses of $79.4 million or $2.27 per diluted share in 2003.

Management Commentary

“Fiscal 2004 was an outstanding year for our employees, patients and shareholders,” remarked Paul J. Diaz, President and Chief Executive Officer. “It was a year in which we reported improved operating results in all four of our operating divisions. Our hospital performance was impressive, reflecting continued improvements in our clinical, customer service and other quality measures and the continuing successful transition to the new Medicare prospective payment system. Likewise, our KPS pharmacy business reported strong growth in revenues and operating income as we expanded our external institutional customer base by over 13% for the year and began providing services to our hospital division in the second half of 2004. We also are optimistic about the prospects in our nursing center business, which reported a solid year that included continued positive trends in quality and customer service, professional liability costs and Medicare patient mix. We also successfully launched our Peoplefirst rehabilitation business as a separate operating division in 2004.”

Commenting on the Company’s growth outlook, Mr. Diaz remarked, “Our strong fourth quarter results support our outlook for continuing operational improvement in 2005. While we focused heavily on human resource initiatives, new sales and marketing programs, and the improvement and expansion of our quality and clinical initiatives in 2004, we also continued to execute our development strategy. In our hospital division, we added eight new facilities with 422 beds, of which three were free-standing facilities and five were hospital-in-hospital operations. These new facilities in Louisville, Kentucky (30 beds), Corpus Christi, Texas (74 beds), Modesto, California (100 beds), Dover, New Jersey (45 beds), Dayton, Ohio (67 beds), St. Louis, Missouri (38 beds), Las Vegas, Nevada (40 beds) and Rahway, New Jersey (28 beds) should provide significant growth opportunities in these markets. We also expect to add five to seven new hospitals in selected markets during 2005. In KPS, we continue to gain market share with non-affiliated institutional customers comprising approximately 57% of our customer base at the end of the year. We acquired a pharmacy in Iowa in the fourth quarter of 2004 and we opened new pharmacies in New Hampshire and Georgia during the year. We also expect to close on the acquisition of a 7,800-bed institutional pharmacy in Pennsylvania in the first quarter of 2005. In addition, we expect to add two to four institutional pharmacies in new markets during 2005 that should provide further growth opportunities in this business.”

Mr. Diaz also commented on the Company’s overall financial position and cash flows. “We significantly strengthened our financial position during 2004 to provide the flexibility necessary to finance future growth. Cash flows from operations for 2004 totaled $268 million, more than double last year’s reported operating cash flows of $119 million. Our cash balances at the end of the year totaled $69 million while our average accounts receivable days at December 31, 2004 stood at their lowest level in years. In addition, we refinanced our revolving credit facility during 2004 to provide increased financial flexibility, better terms and lower pricing. There were no borrowings under our $300 million revolving credit facility at the end of 2004, and we have $112 million of capacity to finance acquisitions.”

Fiscal 2005 Earnings Guidance – Continuing Operations

The Company also reaffirmed its 2005 earnings guidance that was previously announced on February 10, 2005. The Company expects consolidated revenues for 2005 to approximate $3.8 billion. Operating income, or earnings before interest, income taxes, depreciation and rents, is expected to range from $535 million to $545 million. Professional liability costs are expected to range from $90 million to $100 million, while depreciation and net interest costs for 2005 are expected to approximate $100 million. Net income from continuing operations for 2005 is expected to approximate $95 million to $101 million or $2.10 to $2.25 per diluted share (based upon diluted shares of 45 million). The 2005 guidance includes a cost of approximately $5 million net of income taxes or $0.12 per diluted share to reflect the expensing of stock options on a prospective basis beginning July 1, 2005. The Company indicated that the guidance does not include any significant changes in government reimbursements and does not take into account the effects of any material acquisitions or divestitures. The Company’s earnings guidance for 2005 also excludes the impact of any settlements of prior year Medicare cost reports or retroactive Medicaid reimbursements.

Mr. Diaz commented, “Our strong fourth quarter results have provided great operational momentum as we enter 2005. While there will always be internal and external challenges in each of our four operating divisions, we are excited about our opportunities for success in 2005 and beyond. As in the past, higher satisfaction levels for our employees, patients, customers and physicians will continue to be the key drivers of our business success.”

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and potential changes in nursing center Medicare reimbursement resulting from revised resource utilization grouping payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues	$903,135	$816,502	$3,531,223	$3,229,722

Income from continuing operations	$25,809	$15,870	$85,923	$52,623
Discontinued operations, net of income taxes:
Income (loss) from operations	796	(3,792)	479	(48,546)
Loss on divestiture of operations	(7,202)	(42,567)	(15,822)	(79,413)

Net income (loss)	$19,403	$(30,489)	$70,580	$(75,336)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.71	$0.45	$2.40	$1.51
Discontinued operations:
Income (loss) from operations	0.02	(0.11)	0.01	(1.39)
Loss on divestiture of operations	(0.20)	(1.21)	(0.44)	(2.28)

Net income (loss)	$0.53	$(0.87)	$1.97	$(2.16)

Diluted:
Income from continuing operations	$0.61	$0.39	$2.03	$1.50
Discontinued operations:
Income (loss) from operations	0.02	(0.09)	0.01	(1.38)
Loss on divestiture of operations	(0.17)	(1.05)	(0.37)	(2.27)

Net income (loss)	$0.46	$(0.75)	$1.67	$(2.15)

Shares used in computing earnings (loss) per common share:
Basic	36,200	35,062	35,774	34,880
Diluted	42,639	40,685	42,403	35,047

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues	$903,135	$816,502	$3,531,223	$3,229,722

Salaries, wages and benefits	494,872	464,280	1,962,141	1,829,847
Supplies	122,873	111,903	479,220	424,248
Rent	66,749	63,342	261,930	252,770
Other operating expenses	151,431	128,199	586,229	550,494
Depreciation	23,476	20,810	90,238	78,921
Interest expense	1,912	3,386	12,814	10,312
Investment income	(1,791)	(1,487)	(6,431)	(6,122)

	859,522	790,433	3,386,141	3,140,470

Income from continuing operations before reorganization items and income taxes	43,613	26,069	145,082	89,252
Reorganization items	—	(1,010)	(304)	(1,010)

Income from continuing operations before income taxes	43,613	27,079	145,386	90,262
Provision for income taxes	17,804	11,209	59,463	37,639

Income from continuing operations	25,809	15,870	85,923	52,623
Discontinued operations, net of income taxes:
Income (loss) from operations	796	(3,792)	479	(48,546)
Loss on divestiture of operations	(7,202)	(42,567)	(15,822)	(79,413)

Net income (loss)	$19,403	$(30,489)	$70,580	$(75,336)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.71	$0.45	$2.40	$1.51
Discontinued operations:
Income (loss) from operations	0.02	(0.11)	0.01	(1.39)
Loss on divestiture of operations	(0.20)	(1.21)	(0.44)	(2.28)

Net income (loss)	$0.53	$(0.87)	$1.97	$(2.16)

Diluted:
Income from continuing operations	$0.61	$0.39	$2.03	$1.50
Discontinued operations:
Income (loss) from operations	0.02	(0.09)	0.01	(1.38)
Loss on divestiture of operations	(0.17)	(1.05)	(0.37)	(2.27)

Net income (loss)	$0.46	$(0.75)	$1.67	$(2.15)

Shares used in computing earnings (loss) per common share:
Basic	36,200	35,062	35,774	34,880
Diluted	42,639	40,685	42,403	35,047

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$69,128	$66,524
Cash – restricted	6,054	7,339
Insurance subsidiary investments	238,856	146,325
Accounts receivable less allowance for loss	400,517	429,304
Inventories	35,025	29,984
Deferred tax assets	70,137	89,836
Assets held for sale	22,672	27,400
Other	31,954	46,375

	874,343	843,087

Property and equipment	765,586	671,850
Accumulated depreciation	(273,880)	(193,310)

	491,706	478,540

Goodwill	31,582	31,417
Insurance subsidiary investments	41,651	74,618
Deferred tax assets	91,180	92,093
Other	62,831	65,659

	$1,593,293	$1,585,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122,176	$119,087
Salaries, wages and other compensation	230,056	214,113
Due to third party payors	33,910	31,406
Professional liability risks	82,609	83,725
Other accrued liabilities	76,985	88,333
Income taxes	26,748	36,684
Long-term debt due within one year	5,282	4,532

	577,766	577,880

Long-term debt	32,544	139,397
Professional liability risks	204,713	212,013
Deferred credits and other liabilities	58,485	58,559

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 37,189 shares – December 31, 2004 and 36,340 shares – December 31, 2003	9,297	9,085
Capital in excess of par value	636,015	585,394
Deferred compensation	(7,353)	(8,040)
Accumulated other comprehensive income	468	348
Retained earnings	81,358	10,778

	719,785	597,565

	$1,593,293	$1,585,414

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Year ended December 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$70,580	$(75,336)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	91,474	83,301
Amortization of deferred compensation costs	7,217	5,828
Provision for doubtful accounts	23,222	29,575
Deferred income taxes	45,981	(8,500)
Loss on divestiture of discontinued operations	15,822	79,413
Reorganization items	(304)	(1,010)
Other	7,632	1,278
Change in operating assets and liabilities:
Accounts receivable	2,541	(52,977)
Inventories and other assets	5,368	19,403
Accounts payable	(5,136)	(3,624)
Income taxes	10,347	11,585
Due to third party payors	2,504	6,229
Other accrued liabilities	(9,119)	24,130

Net cash provided by operating activities	268,129	119,295

Cash flows from investing activities:
Purchase of property and equipment	(92,388)	(84,096)
Acquisition of healthcare facilities	(58,212)	(149,266)
Sale of assets	29,826	66,741
Surety bond deposits	4,402	1,766
Purchase of insurance subsidiary investments	(113,033)	(156,774)
Sale of insurance subsidiary investments	75,918	61,940
Net change in insurance subsidiary cash and cash equivalents	(23,511)	22,477
Net change in other investments	4,405	1,059
Other	189	(353)

Net cash used in investing activities	(172,404)	(236,506)

Cash flows from financing activities:
Repayment of long-term debt	(105,023)	(62,219)
Payment of deferred financing costs	(5,120)	(3,677)
Issuance of common stock	8,778	7,881
Other	8,244	(2,320)

Net cash used in financing activities	(93,121)	(60,335)

Change in cash and cash equivalents	2,604	(177,546)
Cash and cash equivalents at beginning of period	66,524	244,070

Cash and cash equivalents at end of period	$69,128	$66,524

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands)

	2003 Quarters					2004 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$789,295	$800,607	$823,318	$816,502	$3,229,722	$858,015	$885,819	$884,254	$903,135	$3,531,223

Salaries, wages and benefits	451,980	453,484	460,103	464,280	1,829,847	484,049	486,542	496,678	494,872	1,962,141
Supplies	102,917	103,037	106,391	111,903	424,248	115,496	119,442	121,409	122,873	479,220
Rent	62,204	63,338	63,886	63,342	252,770	63,619	65,121	66,441	66,749	261,930
Other operating expenses	143,236	137,928	141,131	128,199	550,494	142,321	147,300	145,177	151,431	586,229
Depreciation	18,778	19,441	19,892	20,810	78,921	21,561	22,241	22,960	23,476	90,238
Interest expense	2,884	2,990	1,052	3,386	10,312	3,654	4,713	2,535	1,912	12,814
Investment income	(1,631)	(1,673)	(1,331)	(1,487)	(6,122)	(1,214)	(1,823)	(1,603)	(1,791)	(6,431)

	780,368	778,545	791,124	790,433	3,140,470	829,486	843,536	853,597	859,522	3,386,141

Income from continuing operations before reorganization items and income taxes	8,927	22,062	32,194	26,069	89,252	28,529	42,283	30,657	43,613	145,082
Reorganization items	—	—	—	(1,010)	(1,010)	—	(304)	—	—	(304)

Income from continuing operations before income taxes	8,927	22,062	32,194	27,079	90,262	28,529	42,587	30,657	43,613	145,386
Provision for income taxes	5,145	8,174	13,111	11,209	37,639	11,996	17,533	12,130	17,804	59,463

Income from continuing operations	3,782	13,888	19,083	15,870	52,623	16,533	25,054	18,527	25,809	85,923
Discontinued operations, net of income taxes:
Income (loss) from operations	(16,906)	(21,299)	(6,549)	(3,792)	(48,546)	(2,693)	(2,222)	4,598	796	479
Loss on divestiture of operations	—	(36,019)	(827)	(42,567)	(79,413)	—	(1,063)	(7,557)	(7,202)	(15,822)

Net income (loss)	$(13,124)	$(43,430)	$11,707	$(30,489)	$(75,336)	$13,840	$21,769	$15,568	$19,403	$70,580

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.11	$0.40	$0.55	$0.45	$1.51	$0.47	$0.70	$0.51	$0.71	$2.40
Discontinued operations:
Income (loss) from operations	(0.49)	(0.61)	(0.19)	(0.11)	(1.39)	(0.08)	(0.06)	0.13	0.02	0.01
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.21)	(2.28)	—	(0.03)	(0.21)	(0.20)	(0.44)

Net income (loss)	$(0.38)	$(1.25)	$0.34	$(0.87)	$(2.16)	$0.39	$0.61	$0.43	$0.53	$1.97

Diluted:
Income from continuing operations	$0.11	$0.40	$0.54	$0.39	$1.50	$0.38	$0.60	$0.44	$0.61	$2.03
Discontinued operations:
Income (loss) from operations	(0.49)	(0.61)	(0.19)	(0.09)	(1.38)	(0.06)	(0.05)	0.11	0.02	0.01
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.05)	(2.27)	—	(0.03)	(0.18)	(0.17)	(0.37)

Net income (loss)	$(0.38)	$(1.25)	$0.33	$(0.75)	$(2.15)	$0.32	$0.52	$0.37	$0.46	$1.67

Shares used in computing earnings (loss) per common share:
Basic	34,755	34,813	34,885	35,062	34,880	35,414	35,536	35,939	36,200	35,774
Diluted	34,767	34,828	35,143	40,685	35,047	42,721	41,913	42,293	42,639	42,403

KINDRED HEALTHCARE, INC.

Business Segment Data

(In thousands)

	2003 Quarters					2004 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third		Fourth	Year
Revenues:
Hospital division	$326,663	$332,863	$335,855	$319,586	$1,314,967	$343,349	$350,097	$350,852		$354,360	$1,398,658

Health services division (a)	402,917	408,768	423,481	424,790	1,659,956	435,998	452,820	449,674		462,880	1,801,372

Rehabilitation division (a)	8,502	8,795	12,065	14,121	43,483	52,699	52,588	61,157	(b)	61,982	228,426

Pharmacy division	66,126	64,850	67,075	74,382	272,433	79,746	84,346	96,591	(b)	99,352	360,035

	804,208	815,276	838,476	832,879	3,290,839	911,792	939,851	958,274		978,574	3,788,491
Eliminations:
Rehabilitation (a)	—	—	—	—	—	(36,023)	(36,579)	(46,642	)(b)	(46,743)	(165,987)
Pharmacy	(14,913)	(14,669)	(15,158)	(16,377)	(61,117)	(17,754)	(17,453)	(27,378	)(b)	(28,696)	(91,281)

	(14,913)	(14,669)	(15,158)	(16,377)	(61,117)	(53,777)	(54,032)	(74,020)		(75,439)	(257,268)

	$789,295	$800,607	$823,318	$816,502	$3,229,722	$858,015	$885,819	$884,254		$903,135	$3,531,223

Income from continuing operations:
Operating income (loss):
Hospital division	$70,303	$74,777	$86,593	$72,795	$304,468	$79,687	$86,120	$79,210	(b)	$83,933	$328,950

Health services division (a)	44,436	57,759	55,361	64,565	222,121	48,945	63,001	57,978		67,057	236,981

Rehabilitation division (a)	(959)	(750)	261	(315)	(1,763)	8,519	7,265	7,737	(b)	7,910	31,431

Pharmacy division	6,702	6,133	6,150	7,508	26,493	7,609	7,729	10,853	(b)	10,871	37,062

Corporate:
Overhead	(26,713)	(28,354)	(28,670)	(28,898)	(112,635)	(26,834)	(30,356)	(33,028)		(33,531)	(123,749)
Insurance subsidiary	(2,607)	(3,407)	(4,002)	(3,535)	(13,551)	(1,777)	(1,224)	(1,760)		(2,281)	(7,042)

	(29,320)	(31,761)	(32,672)	(32,433)	(126,186)	(28,611)	(31,580)	(34,788)		(35,812)	(130,791)

	91,162	106,158	115,693	112,120	425,133	116,149	132,535	120,990		133,959	503,633
Reorganization items	—	—	—	1,010	1,010	—	304	—		—	304

Operating income	91,162	106,158	115,693	113,130	426,143	116,149	132,839	120,990		133,959	503,937
Rent	(62,204)	(63,338)	(63,886)	(63,342)	(252,770)	(63,619)	(65,121)	(66,441)		(66,749)	(261,930)
Depreciation	(18,778)	(19,441)	(19,892)	(20,810)	(78,921)	(21,561)	(22,241)	(22,960)		(23,476)	(90,238)
Interest, net	(1,253)	(1,317)	279	(1,899)	(4,190)	(2,440)	(2,890)	(932)		(121)	(6,383)

Income from continuing operations before income taxes	8,927	22,062	32,194	27,079	90,262	28,529	42,587	30,657		43,613	145,386
Provision for income taxes	5,145	8,174	13,111	11,209	37,639	11,996	17,533	12,130		17,804	59,463

	$3,782	$13,888	$19,083	$15,870	$52,623	$16,533	$25,054	$18,527		$25,809	$85,923

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.
(b)	Effective July 1, 2004, the rehabilitation division and pharmacy division began providing services to the Company’s hospital division. Revenues in the third quarter of 2004 associated with these new arrangements aggregated $10.3 million in the rehabilitation division and $9.4 million in the pharmacy division. These new arrangements reduced hospital division operating income in the third quarter of 2004 by approximately $4.1 million while increasing rehabilitation division operating income by approximately $1.4 million and pharmacy division operating income by approximately $2.1 million.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(In thousands)

	2003 Quarters					2004 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Rent:
Hospital division	$22,934	$23,351	$23,079	$22,396	$91,760	$22,488	$23,168	$23,898	$24,077	$93,631

Health services division (a)	38,507	39,286	39,924	39,999	157,716	39,799	40,398	40,923	41,064	162,184

Rehabilitation division (a)	69	95	123	185	472	611	708	747	773	2,839

Pharmacy division	630	547	698	703	2,578	662	790	812	780	3,044

Corporate	64	59	62	59	244	59	57	61	55	232

	$62,204	$63,338	$63,886	$63,342	$252,770	$63,619	$65,121	$66,441	$66,749	$261,930

Depreciation:
Hospital division	$6,888	$7,284	$7,511	$8,070	$29,753	$8,257	$8,496	$8,923	$9,401	$35,077

Health services division (a)	6,122	6,249	6,346	6,409	25,126	6,615	6,796	6,901	7,290	27,602

Rehabilitation division (a)	16	20	22	25	83	33	37	38	51	159

Pharmacy division	517	539	561	560	2,177	530	583	603	718	2,434

Corporate	5,235	5,349	5,452	5,746	21,782	6,126	6,329	6,495	6,016	24,966

	$18,778	$19,441	$19,892	$20,810	$78,921	$21,561	$22,241	$22,960	$23,476	$90,238

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$2,822	$4,133	$5,773	$13,388	$26,116	$5,406	$5,177	$8,867	$10,697	$30,147

Health services division (a)	3,222	6,375	9,768	9,804	29,169	8,450	6,487	7,074	14,692	36,703

Rehabilitation division (a)	51	47	35	11	144	47	56	19	246	368

Pharmacy division	616	522	815	2,254	4,207	773	1,075	1,004	1,977	4,829

Corporate:
Information systems	3,207	5,992	4,071	8,223	21,493	2,651	4,033	4,251	4,892	15,827
Other	647	408	361	1,551	2,967	554	829	1,175	1,956	4,514

	$10,565	$17,477	$20,823	$35,231	$84,096	$17,881	$17,657	$22,390	$34,460	$92,388

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2003 Quarters					2004 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	61	61	62	64		66	68	72	72
Number of licensed beds	4,998	5,020	5,051	5,141		5,245	5,396	5,569	5,569

Revenue mix % (a):
Medicare	60	60	63	64	62	67	64	63	63	65
Medicaid	8	8	7	8	8	7	8	8	7	7
Private and other	32	32	30	28	30	26	28	29	30	28

Admissions:
Medicare	6,475	6,223	5,922	6,556	25,176	6,780	6,674	6,550	6,719	26,723
Medicaid	620	578	640	633	2,471	682	789	763	741	2,975
Private and other	1,043	1,117	1,108	1,118	4,386	1,243	1,401	1,369	1,495	5,508

	8,138	7,918	7,670	8,307	32,033	8,705	8,864	8,682	8,955	35,206

Admissions mix %:
Medicare	79	79	77	79	78	78	75	75	75	76
Medicaid	8	7	8	8	8	8	9	9	8	8
Private and other	13	14	15	13	14	14	16	16	17	16

Patients days:
Medicare	215,455	213,300	191,967	191,074	811,796	206,256	200,628	190,466	190,772	788,122
Medicaid	31,692	32,394	31,302	29,413	124,801	27,670	29,228	30,435	30,200	117,533
Private and other	55,639	58,661	53,422	52,076	219,798	51,856	52,640	53,571	56,160	214,227

	302,786	304,355	276,691	272,563	1,156,395	285,782	282,496	274,472	277,132	1,119,882

Average length of stay:
Medicare	33.3	34.3	32.4	29.1	32.2	30.4	30.1	29.1	28.4	29.5
Medicaid	51.1	56.0	48.9	46.5	50.5	40.6	37.0	39.9	40.8	39.5
Private and other	53.3	52.5	48.2	46.6	50.1	41.7	37.6	39.1	37.6	38.9
Weighted average	37.2	38.4	36.1	32.8	36.1	32.8	31.9	31.6	30.9	31.8

Revenues per admission (a):
Medicare	$30,516	$32,012	$35,708	$31,340	$32,322	$33,722	$33,902	$33,963	$33,466	$33,762
Medicaid	42,085	46,553	38,621	39,364	41,536	34,701	34,102	35,889	33,155	34,462
Private and other	98,736	95,561	89,961	79,787	90,880	73,248	69,184	73,784	70,188	71,517
Weighted average	40,141	42,039	43,788	38,472	41,050	39,443	39,497	40,411	39,571	39,728

Revenues per patient day (a):
Medicare	$917	$934	$1,102	$1,075	$1,002	$1,109	$1,128	$1,168	$1,179	$1,145
Medicaid	823	831	790	847	822	855	921	900	814	872
Private and other	1,851	1,820	1,866	1,713	1,813	1,756	1,841	1,886	1,868	1,839
Weighted average	1,079	1,094	1,214	1,172	1,137	1,202	1,239	1,278	1,279	1,249

Medicare case mix index (discharged patients only)	N/A	N/A	N/A	1.20	N/A	1.26	1.25	1.21	1.19	1.23

Average daily census	3,364	3,345	3,008	2,963	3,168	3,140	3,104	2,983	3,012	3,060
Occupancy %	70.6	69.8	62.5	60.6	65.8	63.1	60.7	57.0	56.3	59.2

(a)	Includes income of $13.8 million in the third quarter of 2003, $2.2 million in the first quarter of 2004, $3.9 million in the second quarter of 2004 and $1.6 million in the third quarter of 2004 related to certain Medicare reimbursement issues.

N/A – not available.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2003 Quarters					2004 Quarters
	First	Second	Third	Fourth	Year	First	Second		Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	242	242	242	242		242	242		242	242
Managed	7	7	7	7		7	7		7	7

	249	249	249	249		249	249		249	249

Number of licensed beds:
Owned or leased	31,361	31,192	31,187	31,193		31,193	31,189		31,170	31,170
Managed	803	803	803	803		803	803		803	803

	32,164	31,995	31,990	31,996		31,996	31,992		31,973	31,973

Revenue mix %:
Medicare	33	33	32	33	32	36	33		32	32	33
Medicaid	48	48	50	48	49	46	49	(a)	50	50	49
Private and other	19	19	18	19	19	18	18		18	18	18

Patients days (excludes managed facilities):
Medicare	391,660	391,920	387,342	388,940	1,559,862	423,649	400,487		377,563	380,782	1,582,481
Medicaid	1,662,372	1,668,785	1,718,954	1,701,819	6,751,930	1,642,585	1,657,812		1,701,837	1,684,972	6,687,206
Private and other	400,130	408,909	411,864	413,876	1,634,779	396,408	399,321		404,823	410,171	1,610,723

	2,454,162	2,469,614	2,518,160	2,504,635	9,946,571	2,462,642	2,457,620		2,484,223	2,475,925	9,880,410

Patient day mix %:
Medicare	16	16	16	16	16	17	16		15	15	16
Medicaid	68	68	68	68	68	67	68		69	68	68
Private and other	16	16	16	16	16	16	16		16	17	16

Revenues per patient day:
Medicare	$338	$342	$344	$364	$347	$373	$376		$386	$394	$382
Medicaid	117	118	123	120	120	121	134	(a)	132	137	131
Private and other	189	190	190	191	190	198	200		197	198	198
Weighted average	164	165	168	170	167	177	184		181	187	182

Average daily census	27,268	27,139	27,371	27,224	27,251	27,062	27,007		27,002	26,912	26,996
Occupancy %	86.6	86.2	87.4	86.9	86.8	86.4	86.3		86.2	86.0	86.2

Rehabilitation data:
Revenue mix %:
Company-operated	N/A	N/A	N/A	N/A	N/A	70	71		76	75	73
Non-affiliated	N/A	N/A	N/A	N/A	N/A	30	29		24	25	27

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,804	27,566	27,886	28,280		28,188	28,164		28,476	28,634
Non-affiliated	28,365	28,848	29,507	33,127		35,102	36,385		36,671	37,561

	58,169	56,414	57,393	61,407		63,290	64,549		65,147	66,195

(a)	Includes income of $4.5 million related to prior year North Carolina provider tax program revenues recorded in the second quarter. Prior year provider tax expense of $1.5 million related to this program was recorded in other operating expenses.

N/A – not available.